                                                                    EXHIBIT 4.18



  MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND
                                    RENTS,
                    FIXTURE FILING, AND FINANCING STATEMENT

                                     FROM

                         HOLLYWOOD CASINO-AURORA, INC.

                              FOR THE BENEFIT OF

                         HOLLYWOOD CASINO CORPORATION

ATTENTION: FILING OFFICER--INSTRUMENT COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE MORTGAGES ON REAL ESTATE ARE RECORDED. ADDITIONALLY, THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A MORTGAGE, BUT ALSO AS A FIXTURE FILING AND FINANCING STATEMENT COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THE MAILING ADDRESSES OF THE MORTGAGOR (DEBTOR) AND MORTGAGEE (SECURED PARTY) ARE SET FORTH IN THIS INSTRUMENT.

                         MORTGAGE, LEASEHOLD MORTGAGE,
                       SECURITY AGREEMENT, ASSIGNMENT OF
                        LEASES AND RENTS, FIXTURE FILING
                            AND FINANCING STATEMENT
                            -----------------------

          THIS MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, FIXTURE FILING AND FINANCING STATEMENT (hereinafter together with any and all amendments, supplements, restatements or modifications of any kind referred to as the "Mortgage"), entered into as of May 19, 1999, by
                         --------
HOLLYWOOD CASINO-AURORA, INC., an Illinois corporation (hereinafter whether one or more, and any and all subsequent owners of the Mortgaged Property or any part thereof referred to as "Mortgagor"), whose address for notice hereunder is 49
                        ---------
West Galena Boulevard, Aurora, Illinois 60506, to HOLLYWOOD CASINO CORPORATION, whose address for notice hereunder is Two Galleria Tower, Suite 2200, 13455 Noel Road, LB48, Dallas, Texas 75240 (the

"Mortgagee"). Pursuant to a certain Collateral Assignment of Mortgage, Leasehold
 ---------
Mortgage, Security Agreement, Fixture Filing and Financing Statement of even date herewith (the "Collateral Assignment"), Mortgagee will collaterally assign
                    ---------------------
its interests hereunder to STATE STREET BANK AND TRUST COMPANY, a Massachusetts chartered trust company, as Trustee for the holders of the Senior Secured Notes hereinafter referred to (the "Trustee.").
                              --------

                                   RECITALS

     A. Mortgagor has executed a certain promissory note (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Intercompany Note") dated of even date herewith in the original principal
 -----------------
amount of $108,000,000 payable to the order of Mortgagee.

     B. Mortgagor is entering into this Mortgage to secure, among other things, its obligations under the Intercompany Note payable to the order of the Mortgagee.

     C. Mortgagee, HWCC-Tunica, Inc., HWCC-Shreveport, Inc. and Trustee have entered into an Indenture dated as of May 19, 1999 (as the same may from time to time be amended, supplemented, restated or otherwise modified the "Indenture"),
                                                                   ---------
pursuant to which Mortgagee will issue up to (i) $310,000,000 of its 11 1/4% Series A and Series B Senior Secured Notes due 2007 and (ii) up to $50,000,000 of its Floating Rate Series A and Series B Senior Secured Notes due 2006 (as the same may be amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, the "Senior Secured Notes").
                                 --------------------

     D. Pursuant to the Collateral Assignment, Mortgagee has agreed to collaterally assign all of its right, title and interest in and to the Intercompany Note and the Liens and security interest securing same (including, the Liens and security interest granted under this Mortgage) to the Mortgagee as security for, among other things, the Mortgagee's obligations under the Indenture and the Senior Secured Notes.

     E. It is a condition precedent to the purchase of the Senior Secured Notes under the Indenture that the Mortgagor shall have executed and delivered this Mortgage.

     F. Therefore, in order to comply with the terms and conditions of the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees with Mortgagee as follows:

                                   ARTICLE 1
                                   ---------

                                  DEFINITIONS
                                  -----------

                      Section 1.01.  Terms Defined Above.

     As used in this Mortgage, the terms "Collateral Assignment", "Indenture",
                                          ---------------------    ----------
"Intercompany Note", "Mortgage" "Mortgagor", "Mortgagee", and "Senior Secured
 -----------------    --------   ---------    ---------        --------------
Notes" shall have the meanings assigned to them above.
-----

     Section 1.02.  Definitions.
                    -----------

     As used herein, the following terms shall have the following meanings:

"Buildings": Any and all buildings, covered garages, utility sheds, workrooms,
 ---------
air conditioning towers, open parking areas and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land or any part thereof.

"Environmental Law": Any federal, state or local statute, law, rule,
 -----------------
regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment, health, safety or Hazardous Materials including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. (S)(S)9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S)6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S. (S)(S)1801 et seq.; the Clean Water Act, 33 U.S.C. (S)(S)1251 et seq.; the Toxic Substance Control Act, 15 U.S.C. (S)(S)2601 et seq.; the Clean Air Act, 42 U.S.C. (S)(S)7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S)(S)300f et seq.; the Atomic Energy Act, 42 U.S.C. (S)(S)2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)(S)136 et seq.; and the Occupational and Safety and Health Act, 29 U.S.C. (S)(S)651 et seq..

"Event of Default": As defined in Section 6.01 hereof.
 ----------------

"Fixtures": All materials, supplies, equipment, apparatus, fixtures and other
 --------
items now or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used or procured for use in connection with (temporarily or permanently) any of the Buildings or the Land, insofar as the same are, or can by agreement of the parties be made, part of the real estate, including but not limited to any and all partitions, dynamos, window screens and shades, drapes, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating plumbing, laundry, incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements, together with all accessions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof.

"Hazardous Materials": Any (i) petroleum products, natural or synthetic-gas,
 -------------------
asbestos in any form that is or could be friable, urea formaldehyde foam insulation and radon gas; (ii) substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," restrictive hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or pollutants." or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure to which is regulated by any governmental authority.

"Impositions": All real estate and personal property taxes; water, gas, sewer,
 -----------
electricity and other utility rates and charges; charges for any easement, license or agreement maintained for the benefit of the Mortgaged Property; and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property or the Rents or the ownership, use, occupancy or enjoyment thereof.

"Indemnified Parties": Mortgagee and Trustee and the holders of the Senior
 -------------------
Secured Notes and their respective officers, directors, employees, agents and attorneys.

"Land": The real estate or interest therein described in Exhibit A attached
 ----                                                    ---------
hereto, and all rights, titles and interests appurtenant thereto.

"Leases": Any and all leases, subleases, licenses, concessions or other
 ------
agreements (written or oral, now or hereafter in effect) which grant a possessory interest in and to, or the right to use, the Mortgaged Property, and all other agreements, including without limitation, utility contracts, maintenance agreements and service contracts, which in any way relate to the use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property, including, but not limited to, the Leases referred to in Section 8.16
                                                                   ------------
hereof.

"Legal Requirements": (i) any and all present and future judicial decisions,
 ------------------
statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to Mortgagor or the Mortgaged Property, including the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof; (ii) Mortgagor's presently or subsequently effective bylaws and certificates and/or articles of incorporation or partnership, limited partnership, joint venture, trust or other form of business association agreement; (iii) any and all Leases; and (iv) any and all leases and other contracts (written or oral) of any nature to which Mortgagor may be bound, including without limitation, any lease or other contract pursuant to which Mortgagor is granted a possessory interest in the Land.

"Mortgaged Property": The Land, Buildings, Fixtures, Permits (to the extent
 ------------------
assignable), Personalty, Leases, and, subject to the rights of Mortgagor under
Section 2.03 hereof, Rents, together with:

(i) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances in anywise appertaining thereto, and all right, title and interest of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, together with all of Mortgagor's vessels, the City of Lights I, Official No. 993836, the City of Lights II, Official No. 993837, and the Aurora Borealis, Official No. 1029229 (collectively, the "Vessels") whether or not such Vessels are vessels within the
                    -------
meaning of 46 U.S.C. (S)31322(a), and all rights of Mortgagor therein; and

(ii) all betterments, additions, alterations, appurtenances, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein; and

(iii) all of Mortgagor's right, title and interest in and to any awards, remuneration, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Buildings, Fixtures or Personalty, including those for any vacation of, or change of grade in, any streets affecting the Land or the Buildings;

provided, however, that so long as no Event of Default shall occur and be continuing, all dividends, distributions, interest and principal payments, cash, instruments, and other property and proceeds made upon or with respect to or of the Mortgaged Property (including Rents) may be used by the Mortgagor subject to the terms and conditions of the Indenture. Upon the occurrence and during the continuance of an Event of Default, all rights of the Mortgagor to receive all dividends, distributions, interest or principal payments, cash, instruments and other property and proceeds (including Rents) shall cease and such dividends, distributions, interest and principal payments, cash, instruments, and other property and proceeds (including Rents) shall be paid or otherwise delivered to the Mortgagee or the Trustee. As used in this Mortgage, the term "Mortgaged Property" shall be expressly defined as meaning all or,
          ------------------
where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest therein.

"Obligations": (i) the payment when due of the indebtedness evidenced by the
 -----------
Intercompany Note, in the aggregate principal sum of $108,000,000 interest (including post-petition interest) as set forth therein, and premiums, penalties, and late charges thereon; (ii) all other indebtedness and other sums (including, without limitation, all expenses, attorneys' fees, other fees, indemnifications, reimbursements, damages, other monetary liabilities, and other charges) that may or shall become due under the Intercompany Note, this Mortgage, and the other documents executed as security for or in connection with the Intercompany Note; and (iii) any and all renewals, modifications, amendments, extensions for any period, supplements, or restatements of any of the foregoing.

"Permits": All applicable authorizations, consents, licenses, approvals,
 -------
indemnification numbers and permits required under Legal Requirements (including, without limitation, Environmental Laws) required for construction, operation and occupancy of the Mortgaged Property.

"Permitted Encumbrances": the items set forth on Exhibit B hereto.
 ----------------------

"Personalty": All of the right, title and interest of Mortgagor in and to all
 ----------
furniture, furnishings (other than Fixtures), insurance proceeds relating to the Mortgaged Property, and deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mortgagor with any governmental agencies, boards, corporations and other providers of utility services, public or private, including specifically but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and all other personal property on which a security interest may be granted under the UCC, together with accessories and replacements thereto or therefor and the proceeds thereof.

"Post-Default Rate": The interest rate applicable to overdue principal pursuant
 -----------------
to the provisions of the Indenture.

"Prior Liens": As defined in Section 8.13 hereof.
 -----------

"Rents": All of the rents, revenues, income, proceeds, profits, security and
 -----
other types of deposits, and other benefits paid or payable by parties to the Leases other than Mortgagor for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property, including all rents, revenues, bonus money, royalties, rights and benefits accruing to Mortgagor under all present and future oil, gas and mineral leases on any part of the Land.

"UCC": The Uniform Commercial Code as presently in effect in the state of
 ---
New York (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby).

Section 1.03.  Articles and Sections.

     References to Articles and Sections shall mean the corresponding Article or Section of this Mortgage unless the context requires otherwise.

     Section 1.04.  Singular and Plural.

     Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

     Section 1.05.  References.

     The words "herein," "hereof," "hereunder," and other words of similar import when used in this Mortgage refer to this Mortgage as a whole, and not to any particular Article or Section.

     Section 1.06.  Other Defined Terms.

     Any capitalized term used in this Mortgage and not defined herein shall have the meaning assigned to such term in the Indenture.

                                   ARTICLE 2

                                     GRANT

                             Section 2.01.  Grant.

     To secure the full and timely payment and performance of the Obligations Mortgagor hereby irrevocably GRANTS, MORTGAGES, and WARRANTS unto Mortgagee, with power of sale, the real and personal property, rights, titles, interests and estates constituting the Mortgaged Property, subject, however, to the Permitted Encumbrances, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee against every person whomsoever lawfully claiming or to claim the same or any part thereof; provided that the Liens and security interests,
                          -------- ----
estates and rights granted hereunder and all of Mortgagee's rights, powers and remedies in connection therewith shall, unless otherwise provided in the Indenture or this Mortgage, remain in full force and effect until payment in full, or provision for payment in full, of (A) the Intercompany Note and (B) all obligations then due and owing under the Senior Secured Notes, the Indenture and the Collateral Documents; provided, however, that after receipt from the
                          --------  -------
Mortgagor by the Mortgagee of a request for a release of any Mortgaged Property permitted under the Indenture upon the sale, transfer, assignment, exchange or other disposition of such Mortgaged Property not prohibited by the Indenture (and upon receipt by the Mortgagee of all proceeds of such sale, transfer, assignment, exchange or other disposition to the extent required to be remitted to the Mortgagee under the Indenture or otherwise), such Mortgaged Property shall be released from the Liens, security interests, estates, and rights granted by this Mortgage and no longer constitute Mortgaged Property. Upon the payment in full, or provision for payment in full, of (A) the Intercompany Note and (B) all obligations then due and owing under the Senior Secured Notes, the Indenture and the Collateral Documents, the Mortgagor shall be entitled to the return, upon its request and at its expense, of such of the Mortgaged Property as shall not have been sold or otherwise applied pursuant to the terms hereof, and then the Liens, security interests, estates and rights granted by this Mortgage shall terminate, otherwise same shall remain in full force and effect. Upon any termination of this Mortgage or release of any Mortgaged Property as permitted by the Indenture, the Mortgagee will, at the expense of the Mortgagor, execute and deliver to the Mortgagor such documents and take such other actions as the Mortgagor shall reasonably request to evidence the termination of this Mortgage or the release of such Mortgaged

Property, as the case may be. Any such action taken by the Mortgagee shall be without warranty by or recourse to the Mortgagee, except as to the absence of any prior assignments by the Mortgagee of its interests in the Mortgaged Property, and shall be at the expense of the Mortgagor. The Mortgagee may conclusively rely on any certificate delivered to it by the Mortgagor stating that the execution of such documents and release of the Mortgaged Property is in accordance with and permitted by the terms of the Indenture and this Mortgage.

     It is expressly understood and agreed that the indebtedness secured hereby will in no event exceed two hundred percent (200%) of the face amount of the Intercompany Note, and the Intercompany Note has a maturity date of May 1, 2007.

     Section 2.02.  Security Interest.

     This Mortgage shall be construed as a mortgage on real property and it shall also constitute and serve (a) as a "Security Agreement" on personal property within the meaning of, and shall constitute a first and prior security interest under, the UCC with respect to the Personalty, Fixtures, Leases and Rents (subject to Permitted Encumbrances), and (b) as an "Assignment of Leases and Rents" of the Leases and Rents (subject to Permitted Encumbrances). To this end, Mortgagor has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED, AND SET OVER, and by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER AND SET OVER, unto Mortgagee a first and prior security interest and all of Mortgagor's right, title and interest in, to and under the Personalty, Fixtures, Leases and Rents to secure the full and timely payment of and the full and timely performance and discharge of the Obligations, subject to Permitted Encumbrances.

     Section 2.03.  Mortgagor's License to Collect Rents Until Default.

     Mortgagor and Mortgagee agree that this Mortgage is an absolute and present assignment of Leases and Rents. Provided there exists no Event of Default, Mortgagor shall have the right under a license granted hereby and Mortgagee hereby grants to Mortgagor a license (but limited by the remedies of Mortgagee set forth herein and in the Indenture) to collect, but not more than one (1) month in advance, all of the Rents due or to become due under the Leases, and, subject to the restrictions set forth in the Indenture, if any, to exercise the rights of landlord under the Leases. The license granted hereby may be revoked at Mortgagee's option upon written notice from Mortgagee to Mortgagor after the occurrence and during the continuance of an Event of Default. Mortgagor hereby agrees with Mortgagee that the other parties under the Leases may, upon notice from Mortgagee of the occurrence of an Event of Default that is then continuing, thereafter pay direct to Mortgagee the Rents due and to become due under the Leases and attorn all other obligations thereunder directly to Mortgagee without any obligation on their part to determine whether an Event of Default does in fact exist. Additionally, upon the occurrence and during the continuation of an Event of Default, Mortgagor hereby constitutes and appoints Mortgagee its true and lawful attorney-in-fact with full power of substitution to collect Rents and other sums due and to become due under the Leases and to endorse, either in the name of Mortgagor or in the name of Mortgagee, any check payable to Mortgagor or any assumed business name of Mortgagor representing Rents and other sums due and to become due under the Leases. Following the occurrence and during the continuation of an Event of Default and the acceleration of the Intercompany Note, any such Rent and other sums shall be applied in accordance with the provisions of the Indenture. It is understood and agreed that this power is coupled with an interest which cannot be revoked.

     Section 2.04.  No Obligation of Mortgagee.

     The assignment and security interest herein granted shall not be deemed or construed to constitute Mortgagee as a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever.

     Section 2.05.  Fixture Filing.

     This Mortgage shall constitute a "fixture filing" for all purposes of the UCC. All or part of the Mortgaged Property are or are to become fixtures on the Land; information concerning the security interest herein granted may be obtained at the addresses set forth on the signature page hereof. The addresses of the Secured Party (Mortgagee) and of the Debtor (Mortgagor) are set forth on the signature page hereof.

                                   ARTICLE 3

                        WARRANTIES AND REPRESENTATIONS

     Mortgagor hereby unconditionally warrants and represents to Mortgagee as follows:

     Section 3.01.  Title to Mortgaged Property and Lien of this Instrument.

     Mortgagor has good and indefeasible title to the Land (in fee simple, if the Lien created hereunder be on the fee, or a first and prior leasehold estate, if it be created on the leasehold estate) and Buildings, and good and indefeasible title to the Fixtures and Personalty, free and clear in each case of any Liens, charges, encumbrances, security interests and adverse claims whatsoever except the Permitted Encumbrances. This Mortgage constitutes a valid and subsisting first Lien deed of trust on the Land, the Buildings and the Fixtures and a valid, subsisting first (subject to Permitted Encumbrances) security interest in and to, and a valid first (subject to Permitted Encumbrances) assignment of, the Personalty and Leases and Rents (subject to the rights of Mortgagor under Section 2.03 hereof), all in accordance with the terms hereof.

                                   ARTICLE 4

                             AFFIRMATIVE COVENANTS

     Mortgagor hereby unconditionally covenants and agrees with Mortgagee as follows:

     Section 4.01.  First Lien Status.

     Mortgagor will protect the first Lien and security interest status (subject to Permitted Encumbrances) of this Mortgage and, except to the extent permitted by the provisions of the Indenture and this Mortgage, will not place, or permit to be placed, or otherwise mortgage, hypothecate or encumber the Mortgaged Property with, any other Lien or security interest of any nature whatsoever (statutory, constitutional or contractual) regardless of whether same is allegedly or expressly inferior to the Lien and security interest created by this Mortgage, and, if any such Lien or security interest is asserted against the Mortgaged Property unless such Lien or security interest constitutes a Permitted Encumbrance, Mortgagor will promptly, at its own cost and expense, (a) pay the underlying claim in full or take such other action so as to cause same to be released or bonded around and (b) within five (5) Business Days from the date such Lien or security interest is so asserted, give Mortgagee notice of such Lien or security interest. Such notice shall specify who is asserting such Lien or security interest and shall detail the origin and nature of the underlying claim giving rise to such asserted Lien or security interest.

     Section 4.02.  Payment of Impositions.

     Mortgagor will duly pay and discharge, or cause to be paid and discharged, all material Impositions not later than the day any fine or penalty may be added thereto or imposed; except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Senior Secured Notes; provided, however, that Mortgagor may, if permitted by law and if such installment payment would not create or permit the thing or a Lien against the Mortgaged Property, pay such Impositions in installments whether or not interest shall accrue on the unpaid balance of such Impositions.

     Section 4.03.  Repair.

     Mortgagor will keep the Mortgaged Property in good condition, ordinary wear and tear excepted, and will make all necessary repairs, replacements, renewals, betterments, and improvements thereof and thereto interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, all as in the judgment of the Mortgagor may be reasonably necessary for the proper conduct of the business carried on in connection therewith, provided that nothing in this Section 4.03 shall prevent the Mortgagor from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of Mortgagor, desirable in the conduct of the business of Mortgagor and its Subsidiaries taken as a whole. Notwithstanding the foregoing, nothing contained in this Section 4.03 shall limit the right of the Mortgagor to dispose of properties of any manner otherwise permitted by the Indenture.

     Section 4.04.  Insurance.

     Mortgagor will obtain and maintain insurance upon and relating to the Mortgaged Property insuring against personal injury and death, loss by fire and such other hazards, casualties and contingencies (including business interruption insurance and builder's all risk coverage) as are normally and usually covered by extended coverage policies in effect where the Land is located with such insurers of recognized responsibility as are typical and prudent for properties similar to the Mortgaged Property. Each insurance policy issued in connection therewith shall provide by way of endorsements, riders or otherwise that (a) proceeds will be payable to Mortgagee as its interest may appear, it being agreed by Mortgagor that such payments shall be applied in accordance with the provisions of the Indenture; (b) the coverage of Mortgagee shall not be terminated, reduced or affected in any manner regardless of any breach or violation by Mortgagor of any warranties, declarations or conditions in such policy, (c) no such insurance policy shall be cancelled unless such insurer shall have first given Mortgagee thirty (30) days prior written notice thereof, and (d) Mortgagee may, but shall not be obliged to, make premium payments to prevent any cancellation, endorsement, alteration or reissuance and such payments shall be accepted by the insurer to prevent same. Mortgagee shall be furnished with photocopies of each renewal policy evidencing the appropriate coverages as required no later than fifteen (15) days after renewals have been completed together with receipts or other evidence that the premiums thereon have been paid.

     Section 4.05.  Application of Insurance Proceeds.

     The proceeds of the insurance of Mortgagor shall be used in accordance with the provisions of the Indenture.

     Section 4.06.  Performance of Leases.

     Mortgagor covenants (a) not to assign or grant a security interest in and to any of the Leases to any party other than Mortgagee without the prior written consent of Mortgagee, (b) at the request of Mortgagee, to execute and deliver all such further assurances and assignments in and to the Mortgaged Property as Mortgagee shall from time to time reasonably require, and (c) to deliver to Mortgagee copies of all Leases, regardless of whether such Leases were or are executed before or after the date hereof.

     Section 4.07.  Inspection.

     Mortgagor, at all reasonable times and upon reasonable prior notice, will permit Mortgagee, and its agents, representatives and employees, to inspect the Mortgaged Property.

     Section 4.08.  Books and Records.

     Mortgagor will maintain full and accurate books of account and other records reflecting in all material aspects the results of its operations of the Mortgaged Property. At any time and from time to time Mortgagor shall deliver to Mortgagee such other financial data as Mortgagee shall reasonably request with respect to the ownership, maintenance, use and operation of the Mortgaged Property, and Mortgagee shall have the right, at reasonable times and upon reasonable notice, to audit, examine and make copies or extracts of Mortgagor's books of account and records relating to the Mortgaged Property.

    Section 4.09. Maintenance of Rights of Way, Easements, and Licenses.

     Mortgagor will maintain, preserve and renew all rights of way, easements, grants, privileges, licenses and franchises reasonably necessary for the use of the Mortgaged Property from time to time. Mortgagor shall comply in all material respects with all restrictive covenants which may at any time affect the Mortgaged Property, zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.

          (a) Mortgagor shall (i) comply in all material respects with all applicable Environmental Laws and obtain, keep and comply with Permits applicable to the operations of Mortgagor and the ownership, lease, or use of any Mortgaged Property; (ii) use commercially reasonable efforts to cause all Persons occupying any Mortgaged Property to comply with all such Environmental Laws and Permits; (iii) keep or cause to be kept all such Mortgaged Property free and clear of any Liens imposed pursuant to such Environmental Laws; and (iv) obtain and renew all material Permits required for ownership or use of any Mortgaged Property.

          (b) Mortgagor shall conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and cleanup all Hazardous Materials from any Mortgaged Property in accordance in all material respects with the requirements of all applicable Environmental Laws and any Governmental Requirements.

          Section 4.10. Environmental Indemnification and Hold Harmless.

          (a) Mortgagor agrees to defend, indemnify and hold harmless the Indemnified Parties from and against any and all claims, demands, judgments, settlements, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs, including but not limited to any cleanup costs, mediation costs, response costs, and all expenses of any kind whatsoever, including claims arising out of loss of life, injury to persons, property, or business or damage to natural resources in connection with the activities of Mortgagor, its predecessors in interest, third parties who have trespassed on the Mortgaged Property, or parties in a contractual relationship with Mortgagor, or any of them, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Indemnified Parties, which:

                  (i) Arises out of the actual, alleged or threatened migration, spill, leach, pour, empty, inject, discharge, dispersal, release, storage, treatment, generation, disposal or escape of pollutants or other toxic or hazardous substances, including any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, and waste (including materials to be recycled, reconditioned or reclaimed); or

                  (ii) Actually or allegedly arises out of the use, specification, or inclusion of any product, material or process containing chemicals, the failure to detect the existence or proportion of chemicals in the soil, air, surface water or ground water, or the performance or failure to perform the abatement of any pollution source or the replacement or removal of any soil, water, surface water, or ground water containing chemicals.

               (iii) Arises out of the breach of any covenant, warranty, or representation of Mortgagor as it relates to the provisions of this Section 4.10.

               (iv) Arises out of a judicial or administrative action brought pursuant to any Environmental Law that relates to the Mortgaged Property.

          (b) Mortgagor, its successors and assigns, shall bear, pay and discharge when and as the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against Indemnified Parties, shall hold Indemnified Parties harmless for those judgment or claims, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or Governmental Authorities arising out of indemnified matters as set forth in Section 4.10(a) above.

          (c) Mortgagor's indemnifications and representations made herein shall survive any termination or expiration of the documents relating to the Intercompany Note and/or the repayment of the Obligations, including, but not limited to, any foreclosure under this Mortgage or deed-in-lieu of foreclosure, it being understood and agreed that the indemnity given herein is independent of the Obligations and the Intercompany Note, and the other documents constituting security for the Intercompany Note.

                                   ARTICLE 5

                              NEGATIVE COVENANTS

      Mortgagor hereby covenants and agrees with Mortgagee that, until the entire Obligations shall have been paid in full and shall have been fully performed and discharged:

     Section 5.01. Use Violations.

      Mortgagor will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Mortgaged Property in any manner which violates in any material respect any Governmental Requirement

     Section 5.02. Alterations.

      Mortgagor will not commit or permit any waste of the Mortgaged Property that materially impairs Mortgagee's security hereunder.

    Section 5.03. Replacement of Fixtures and Personalty.

     Except as permitted by this Mortgage and the Indenture, and except in the ordinary course of its business, Mortgagor will not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty to be removed at any time from the Land or Buildings unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, such removal or disposition does not affect materially and adversely the value of the Mortgagor's casino and the Mortgaged Property taken as a whole or the removed item is replaced by an article of substantially equal utility and value, owned by Mortgagor and subject to the Liens created hereby, free and clear of any Lien or security interest except Permitted Encumbrances or such as may be first approved in writing by Mortgagee.

    Section 5.04. No Further Encumbrances.

     Except to the extent permitted by the provisions of the Indenture, Mortgagor will not, without the prior written consent of Mortgagee, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, pledge, Lien (statutory, constitutional or contractual), security interest, encumbrance or charge on, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the Liens of this Mortgage, with respect to, the Mortgaged Property, other than the Permitted Encumbrances.

                                   ARTICLE 6

                        EVENTS OF DEFAULT AND REMEDIES

                       Section 6.01. Event of Default.

     The term "Event of Default", as used in this Mortgage, shall mean the
               ----------------
occurrence or happening, at any time and from time to time, of an Event of Default (as such term is defined thereunder) under the Indenture.

    Section 6.02. Remedies.

     If an Event of Default shall occur and be continuing, Mortgagee may, at Mortgagee's election, exercise any or all of the following rights, remedies and recourses:

          (a) Acceleration. Declare the then unpaid principal balance of the
              ------------
          Intercompany Note, the accrued interest and any other accrued but unpaid portion of the Obligations to be immediately due and payable, without further notice, presentment, protest, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

          (b) Entry Upon Mortgaged Property. Enter upon the Mortgaged Property
              -----------------------------
          and take exclusive possession thereof and of all books, records and accounts relating thereto. If Mortgagor remains in possession of all or any part of the Mortgaged Property during the continuance of an Event of Default and without Mortgagee's prior written consent thereto, Mortgagee may invoke any and all legal remedies to dispossess Mortgagor, including specifically one or more actions for forcible entry and detainer, trespass to try title and writ of restitution. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Mortgaged Property during the continuance of an Event of Default than would have existed in the absence of such sentence.

          (c) Operation of Mortgaged Property. Hold, lease, manage, operate or
              -------------------------------
          otherwise use or permit the use of the Mortgaged Property, either itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Mortgagee may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Mortgagee shall deem reasonably necessary or desirable), and, after the occurrence and continuance of an Event of Default, apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of the Indenture.

          (d) Foreclosure and Sale. Mortgagee shall have the right and option
              --------------------
          to proceed with foreclosure and to sell, to the extent permitted by law, all or any portion of the Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places in otherwise such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as the Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers. Where the Mortgaged Property is situated in more than one county, notice as above provided shall be posted and filed in all such counties (if such notices are required by law), and all such Mortgaged Property may be sold in any such county and any such notice shall designate the county where such Mortgaged Property is to be sold. Nothing contained in this Section 6.02(c) shall be construed so as to limit in any way the Mortgagee's rights to sell the Mortgaged Property, or any portion thereof, by private sale if, and to the extent that, such private sale is permitted under the laws of the applicable jurisdiction or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering. Mortgagor hereby irrevocably appoints the Mortgagee to be the attorney of Mortgagor and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor ought to execute and deliver and do and perform any and all such acts and things which Mortgagor ought to do and perform under the covenants herein contained and generally, to use the name of Mortgagor in the exercise of all or any of the powers hereby conferred on the Mortgagee. At any such sale: (i) whether made under the power herein contained or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Mortgagee to have physically present, or to have constructive possession of, the Mortgaged Property (Mortgagor hereby covenanting and agreeing to deliver to Mortgagee any portion of the Mortgaged Property not actually or constructively possessed by Mortgagee immediately upon demand by Mortgagee) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Mortgagee shall contain a general warranty of title, binding upon Mortgagor and its successors and assigns, (iii) each and every recital contained in any instrument of conveyance made by Mortgagee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Mortgagee hereunder, (iv) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, (v) the receipt of Mortgagee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for its purchase money and no such purchaser or purchasers, or its assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall, be a perpetual bar both at law and in equity against Mortgagor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor, and (vii) to the extent and under such circumstances as are permitted by law, Mortgagee may be a purchaser at any such sale, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Obligations (in the order of priority set forth in Section 6.09
                                                             ------------
          hereof) in lieu of cash payment.

          (e) Judicial Foreclosure; Receivership. Proceed by a suit or suits in
              ----------------------------------
          equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by Mortgagee in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and shall bear interest from the date of making such advance by Mortgagee until paid at the Post-Default Rate.

          (f) Receiver. Prior to, upon or at any time after, commencement of
              --------
          foreclosure of the Lien and security interest provided for herein or any legal proceedings hereunder, make application to a court of competent jurisdiction as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations for appointment of a receiver of the Mortgaged Property, and Mortgagor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply the Rents in accordance with the provisions of Section 6.09 hereof.
                                            ------------

          (g) Other. Exercise any and all other rights, remedies and recourses
              -----
          granted hereunder or now or hereafter existing in equity or at law, by virtue of statute or otherwise.

    Section 6.03. Separate Sales.


     The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

    Section 6.04. Remedies Cumulative, Concurrent and Nonexclusive.

     Mortgagee shall have all rights, remedies and recourses granted in the Intercompany Note, this Mortgage, and the other documents securing the Intercompany Note and available at law or equity (including specifically those granted by the UCC) and same (a) shall be cumulative and concurrent; (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Intercompany Note, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee; (c) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (d) are intended to be, and shall be, nonexclusive.

    Section 6.05. No Conditions Precedent to Exercise of Remedies.

     Neither Mortgagor nor any other person hereafter obligated for payment of all or any part of or fulfillment of all or any of the Obligations shall be relieved of such obligation by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or any other person so obligated to foreclose the Lien of this Mortgage or to enforce any provisions of the other documents securing the Intercompany Note; (b) the release, regardless of consideration, of the Mortgaged Property or the addition of any other property to the Mortgaged Property, (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending, renewing, rearranging or in any other way modifying the terms of this Mortgage without first having obtained the consent of, given notice to or paid any consideration to Mortgagor, or such other person, and in such event Mortgagor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Mortgagee; or (d) by any other act or occurrence save and except the complete payment of and the complete fulfillment of all of the Obligations.

     Section 6.06. Release of and Resort to Collateral.

      Mortgagee may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien or security interest created in or evidenced by this Mortgage or its stature as a first and prior Lien and security interest (subject to Permitted Encumbrances) in and to the Mortgaged Property. For payment of the Obligations, Mortgagee may resort to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

     Section 6.07. Waiver of Redemption, Notice and Marshalling of Assets.

      To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) except as herein or in any other documents evidencing or securing the Obligations expressly provided, all notices of (i) any Event of Default (ii) intent to accelerate the Obligations,
(iii) acceleration of the Obligations, or (iv) Mortgagee's election to exercise or its actual exercise of any right, remedy or recourse provided for under this Mortgage; and (c) any right to a marshalling of assets or a sale in inverse order of alienation. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies Mortgagee may have thereunder, hereunder or by law.

     Section 6.08. Discontinuance of Proceedings.

      In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the Intercompany Note or the other documents securing the Intercompany Note and shall thereafter elect to discontinue or abandon same for any reason. Mortgagee shall have the unqualified right so to do and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Intercompany Note or the other documents securing the Intercompany Note, the Obligations, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

     Section 6.09. Application of Proceeds.

      The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing operating or other use of, the Mortgaged Property or the Leases shall be applied upon the occurrence and during the continuance of an Event of Default by Mortgagee (or the receiver, if one is appointed) to the extent that funds are so available therefrom in the following orders of priority:

          (a) first, to the payment of costs and expenses of taking possession
              -----
          of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including without limitation (i) reasonable trustees' and receivers' fees, (ii) court costs, (iii) reasonable attorneys' and accountants' fees, (iv) costs of advertisement and (v) the payment of any and all Impositions, Liens, security interests or other rights, titles or interests equal or superior to the Lien and security interest of this Mortgagee (except those to which the Mortgaged Property has been sold subject to and without in any way implying Mortgagee's prior consent to the creation thereof);

          (b) second, to payment of the Obligations in such order and manner as
              ------
          Mortgagee may elect; and

          (c) third, to Mortgagor; or as otherwise required by any Governmental
              -----
          Requirement.

    Section 6.10. Acceleration Following Certain Events.

     Notwithstanding anything to the contrary contained in or inferable from any provision hereof, upon the occurrence of an Event of Default as defined in
Section 6.01(i) or Section 6.01(j) of the Indenture, any accrued but unpaid of
---------------    ---------------
the Obligations shall be automatically and immediately due and payable in full without the necessity of notice of any other action on the part of Mortgagee or any other party.

    Section 6.11. Indemnity.

     IN CONNECTION WITH ANY ACTION TAKEN BY MORTGAGEE OR TRUSTEE PURSUANT TO THIS MORTGAGE, THE INDEMNIFIED PARTIES SHALL NOT BE LIABLE FOR ANY LOSS SUSTAINED BY MORTGAGOR RESULTING FROM ANY ACT OR OMISSION OF ANY INDEMNIFIED PARTY IN ADMINISTERING, MANAGING, OPERATING OR CONTROLLING THE MORTGAGED PROPERTY UNLESS SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNIFIED PARTY, NOR SHALL MORTGAGEE OR TRUSTEE BE OBLIGATED TO PERFORM OR DISCHARGE ANY OBLIGATION, DUTY OR LIABILITY OF MORTGAGOR. MORTGAGOR SHALL AND DOES HEREBY AGREE TO INDEMNITY EACH INDEMNIFIED PARTY FOR, AND TO HOLD EACH INDEMNIFIED PARTY HARMLESS FROM, ANY AND ALL LIABILITY, LOSS OR DAMAGE WHICH MAY OR MIGHT BE INCURRED BY ANY INDEMNIFIED PARTY BY REASON OF THIS MORTGAGE OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER UNLESS

SUCH LIABILITY, LOSS OR DAMAGE IS CAUSED BY THE GROSS NEGLIGENCE OF WILLFUL MISCONDUCT OF AN INDEMNIFIED PARTY; SHOULD MORTGAGEE OR TRUSTEE MAKE ANY EXPENDITURE ON ACCOUNT OF ANY SUCH LIABILITY, LOSS OR DAMAGE, THE AMOUNT THEREOF, INCLUDING COSTS, EXPENSES AND REASONABLE ATTORNEYS' FEES, SHALL BE A DEMAND OBLIGATION (WHICH OBLIGATION MORTGAGOR HEREBY EXPRESSLY PROMISES TO PAY) OWING BY MORTGAGOR TO MORTGAGEE OR TRUSTEE AND SHALL BEAR INTEREST FROM THE DATE EXPENDED UNTIL PAID AT THE POST-DEFAULT RATE, SHALL BE A PART OF THE OBLIGATIONS AND SHALL BE SECURED BY THIS MORTGAGE AND ANY OTHER SECURITY INSTRUMENT. THE LIABILITIES OF THE MORTGAGOR AS SET FORTH IN THIS SECTION 6.11 SHALL SURVIVE THE TERMINATION OF THIS MORTGAGE.

      If any claim for indemnification by any of the Indemnified Parties arises out of a claim by a person other than the Indemnified Parties, Mortgagor shall conduct any proceedings or negotiations in connection therewith which are necessary to defend such Indemnified Party and shall take all such steps and proceedings as Mortgagor in good faith deems necessary to settle or defeat any such claims, and Mortgagor shall employ counsel to contest any such claims; provided, however, that Mortgagor shall reasonably consider the advice of the Indemnified Party as to the defense of such claims, and the Indemnified Party shall have the right to participate, including the right to retain its own counsel at its expense, in such defense (unless the Indemnified Party reasonably determines that a conflict exists between the interests of the Mortgagor and the interests of the Indemnified Party, in which case such independent counsel selected by the Indemnified Party shall be paid for by the Mortgagor). Reasonable counsel and auditor fees, filing fees and court fees of all proceedings, contests or lawsuits with respect to any such claims or asserted liability shall be borne by the Mortgagor and shall be part of the Obligations, except in the case where the Indemnified Party hires independent counsel without a reasonable determination that a conflict exists between the interests of the Mortgagor and the interests of the Indemnified Party, unless such loss or liability is caused by the negligence or willful misconduct of the Indemnified Party. If any such claim is made hereunder and the Mortgagor does not undertake the defense thereof, the Indemnified Party shall be entitled to undertake such litigation and settlement and shall be entitled to indemnity with respect thereto as provided herein.

     Section 6.12. Environmental Matters.

      Mortgagee or Trustee, in its sole discretion, may require, as a prerequisite to the commencement of any proceeding or the exercise of any remedy with respect to the Mortgaged Property, that it be provided evidence reasonably satisfactory to Mortgagee or Trustee that the Mortgaged Property is not contaminated by Hazardous Materials and that Mortgagee or Trustee shall not be subject to any material liability for any contamination if it undertakes such proceeding or remedy. Mortgagee or Trustee shall have the authority (but shall not be required) to (i) conduct environmental assessments, audits and site monitoring to determine compliance with Environmental Laws; (ii) take all appropriate remedial action to contain, clean up and remove any Hazardous Materials either on its own or in response to an actual violation of any environmental laws or proceeding with respect thereto; (iii) institute legal proceedings concerning environmental damage or contest and settle proceedings brought by any local, state or federal agency litigant: (iv) comply with any local, state or federal agency or court order directing an assessment, abatement or cleanup of Hazardous Materials; and (v) employ agents, consultants and legal counsel to assist or perform the above undertakings or actions. Mortgagor shall indemnify Mortgagee and Trustee for all reasonable costs, expenses and liabilities reasonably incurred by Mortgagee and Trustee in connection with any such undertaking or action unless such costs, expenses and liabilities are caused by the gross negligence or willful misconduct of the Mortgagee or the Trustee.

                                   ARTICLE 7
                                   ---------

                                 CONDEMNATION


    Section 7.01. General.

     Promptly upon its obtaining knowledge of the institution or the threatened institution of any proceeding for the condemnation of the Mortgaged Property. Mortgagor shall notify Mortgagee of such fact. Mortgagor shall then, if requested by Mortgagee, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Mortgagee for disposition pursuant to the terms of this Mortgage and the Indenture. Mortgagor may be the normal party in such proceeding but Mortgagee shall be entitled to participate in and to control same and to be represented therein by counsel of its own choice, and Mortgagor will deliver or cause to be delivered to Mortgagee such instruments as may be requested by it from time to time to permit such participation. If the Mortgaged Property is taken or diminished in value, or if a consent settlement is entered, by or under threat of such proceeding, the award or settlement payable to Mortgagor by virtue of its interest in the Mortgaged Property shall be paid to Mortgagee to be held by it, subject to the Lien and security interest of this Mortgage, and disbursed pursuant to the terms of the Indenture.

                                   ARTICLE 8

                                 MISCELLANEOUS
                                 -------------

    Section 8.01. Performance at Mortgagor's Expense.

     The cost and expense of performing or complying with any and all of the Obligations shall be borne solely by Mortgagor, and no portion of such cost and expense shall be, in any way or to any extent, credited against any installment on or portion of the Obligations.

     Section 8.02. Survival of Obligations.

      Each and all of the Obligations shall survive the execution and delivery of this Mortgage and the consummation of the loan called for therein and shall continue in full force and effect until the Obligations shall have been paid in full.

     Section 8.03.  Further Assurances.

     Mortgagor, upon the request of Mortgagee, will execute, acknowledge, deliver and record and/or file such further instruments and do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purpose of this Mortgage and to subject to the Liens and security interests thereof any property intended by the terms thereof to be covered thereby, including specifically but without limitation, any renewals, additions, substitutions, replacements, betterments or appurtenances to the then Mortgaged Property.

     Section 8.04.  Notices.

     All notices or other communications required or permitted to be given pursuant to this Mortgage shall be in writing and shall be considered as properly given if mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee or by prepaid telegram. Notice so mailed shall be effective upon its deposit Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of Mortgagee and Mortgagor shall be as set forth for each party on the signature page hereof; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth above.

     Section 8.05.  No Waiver.

     Any failure by Mortgagee to insist, or any election by Mortgagee not to insist, upon strict performance by Mortgagor of any of the terms, provisions or conditions of this Mortgage shall not be deemed to be a waiver of same or of any other terms, provision or condition thereof and Mortgagee shall have the right at any time or times thereafter to insist upon strict performance by Mortgagor of any and all of such terms, provisions and conditions.

     Section 8.06.  Mortgagee's Right to Perform the Obligations.

     If Mortgagor shall fail, refuse or neglect to make any payment or perform any act required by this Mortgage, then at any time thereafter, and without notice to or demand upon Mortgagor and without waiving or releasing any other right, remedy or recourse Mortgagee may have because of same, Mortgagee may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Mortgagor, and shall have the right to enter upon or in the Land and Buildings for such purpose and to take all such action thereon and with respect to the Mortgaged Property as it may deem reasonably necessary or appropriate. If Mortgagee shall elect to pay any Imposition or other sums due with reference to the Mortgaged Property, Mortgagee may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by this Mortgage, Mortgagee shall not be bound to inquire into the validity of any apparent or threatened adverse title, Lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Mortgagor shall indemnify Mortgagee for all losses, expenses, damage, claims and causes of action, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Mortgagee pursuant to the provisions of this Section 8.06 or by reason of any other provision in this Mortgage unless such loss, expense, damages, claims or causes of action are caused by Mortgagee's negligence or willful misconduct. All sums paid by Mortgagee pursuant to this Section 8.06 and all other sums expended by Mortgagee to which it shall be entitled to be indemnified, together with interest thereon at the Post Default Rate from the date of such payment or expenditure, shall constitute additions to the Obligations, shall be secured by this Mortgage and shall be paid by Mortgagor to Mortgagee upon demand.

     Section 8.07.  Covenants Running with the Land.

     All Obligations contained in the Intercompany Note and the documents securing the Intercompany Note are intended by the parties to be, and shall be construed as, covenants running with the Mortgaged Property.

     Section 8.08.  Successors and Assigns.

     All of the terms hereof shall apply to, be binding upon and inure to the benefit of the parties hereto, their successors, assigns, heirs and legal representatives, and all other persons claiming by, through or under them.

     Section 8.09.  Severability.

     This Mortgage is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws and regulations of applicable Governmental Authorities. If any provision of any of this Mortgage or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or neither the remainder of the instrument which such provision is contained in the application of such provision to other persons or circumstances nor the other instruments referred to shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     Section 8.10.  Modification.

     This Mortgage may not be amended, revised, waived, discharged, released or terminated orally, but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revisions, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effected as to any party.

     Section 8.11.  Counterparts.

     This Mortgage may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute but one instrument.

     Section 8.12.  Applicable Law.

     THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE JURISDICTION WHERE THE MORTGAGED PROPERTY IS LOCATED.

     Section 8.13.  Subrogation.

     If any or all of the proceeds of the Intercompany Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, the Obligations and this Mortgage shall be subrogated to all of the rights, claims, Liens, titles and interests (herein collectively referred to as the "Prior Liens")
                                                              -----------
heretofore existing against the Mortgaged Property to secure the indebtedness so extinguished, extended or renewed and the Prior Liens, if any, are not waived but rather are continued in full force and effect in favor of Mortgagee and are merged with the Lien and security interest created herein as cumulative security for the repayment of and the satisfaction of the Obligations. Foreclosure of the Liens created by this Mortgage shall also constitute foreclosure of the Prior Liens; provided, however, if, as a matter of law, foreclosure under this Mortgage may not also constitute the foreclosure of the Prior Liens, then notwithstanding a foreclosure under this Mortgage, Mortgagee shall have, and they hereby reserve, all rights with respect to and the Prior Liens, including without limitation, the right after foreclosure under this Mortgage to seek a judicial foreclosure of any of the Prior Liens.

     Section 8.14.  No Partnership.

     Nothing contained in this Mortgage is intended to, or shall be construed as, creating to any extent and in any manner whatsoever, any partnership, joint venture, or association between Mortgagor and Mortgagee, or in any way make Mortgagee co-principals with Mortgagor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

     Section 8.15.  Headings.

     The Article, Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

     Section 8.16.  Leasehold Provisions.

          (a) Mortgagor has entered into those certain lease agreements described on Exhibit C hereto (collectively, the "Leases"), which term
                                                            ------
          shall include any and all amendments and renewals of said leases). Mortgagor will at all times fully perform and comply in all material respects with all agreements, covenants, terms and conditions imposed upon or assumed by it as lessee under the Leases, and Mortgagor further covenants that it will not do or permit anything to be done, the doing of which, or refrain from doing anything, the omission of which, will impair or would reasonably be expected to impair the security of this Mortgage, if Mortgagor shall fail so to do Mortgagee may (but shall not be obligated to) take any action Mortgagee deems reasonably necessary or desirable to prevent or to cure any default by Mortgagor in the performance of or compliance with any of Mortgagor's covenants or, obligations under said Lease after reasonable prior notice to Mortgagor. Upon receipt by Mortgagee from the lessor under any of said Leases of any written notice of default by the lessee thereunder, Mortgagee may rely thereon and take any action as aforesaid after reasonable prior notice to Mortgagor to cure such default even though the existence of such default or the nature thereof be questioned or denied by Mortgagor or by any party on behalf of Mortgagor. Mortgagor hereby expressly grants to Mortgagee, and agrees that Mortgagee shall have, the absolute and immediate right to enter in and upon the real property described herein or any part thereof to such extent and as often as Mortgagee in its sole discretion deems reasonably necessary or desirable in order to prevent or to cure any such default by Mortgagor. Mortgagee may pay and expend such sums of money as Mortgagee in its sole discretion deems reasonably necessary for any such purpose, and Mortgagor hereby agrees to pay to Mortgagee, immediately and without demand, all such sums so paid and expended by Mortgagee, together with interest thereon from the date of each such payment at the Post-Default Rate. All sums so paid and expended by Mortgagee and the interest thereon shall be added to and be secured by the Lien of this Mortgage.

          (b) Except as permitted by the Indenture, Mortgagor will not surrender the leasehold estate and interest hereinabove described or terminate or cancel the Leases.

          (c) Mortgagee, by accepting this Mortgage, consents to the terms and provisions of the Leases, and the rights, titles and interests created in favor of the lessor thereunder shall not constitute a default under any provisions of this Mortgage.

          (d) This Mortgage is executed subject to the terms and provisions of the Leases and to all Permitted Encumbrances.

          Section 8.17.  Gaming Authorities.

     Each of the provisions of this Mortgage is subject to, and shall be enforced in compliance with, the requirements of the Gaming Authorities.

     Section 8.18.  Indenture.

     This Mortgage is subject to the terms, conditions and provisions of the Indenture. To the extent a term or provision of this Mortgage conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision.

     Section 8.19.  Rights of Holders.

     No Holders of Senior Secured Notes shall have any independent rights hereunder other than those rights granted to individual Holders pursuant to
Section 6.07 of the Indenture; provided that nothing in this Section 8.19 shall
                               --------
limit any rights granted to the Trustee under the Senior Secured Notes, the Indenture or the Collateral Documents.

     Section 8.20. No Personal Liability of Directors, Officers, Employees and Stockholders.

     No past, present or future director, officer, employee, incorporator or stockholder of the Mortgagor as such or any successor Person, as such, shall have any liability for any obligations of the Mortgagor under this Mortgage or for any claim based on, in respect to, or by reason of, such obligations of their creation.

     Section 8.21.  Exculpation Provisions.

     EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS MORTGAGE; AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS MORTGAGE; THAT IT HAS IN FACT READ THIS MORTGAGE AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS MORTGAGE; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS MORTGAGE; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS MORTGAGE; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS MORTGAGE RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS MORTGAGE ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Mortgagor has caused this Mortgage, Leasehold Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing, and Financing Statement to be executed and delivered as of the date first set forth above.

MORTGAGOR:                                 HOLLYWOOD CASINO-AURORA, INC.

By:                                        By: /s/ M. Shannan Pratt
    ------------------------                -------------------------
Name:                                           M. Shannan Pratt
Title:                                          Vice President of Operations



Address of Mortgagor/Debtor is:
49 West Galena Boulevard
Aurora, Illinois 60506

Address of Mortgagee is:
Two Galleria Tower, Suite 2200
13455 Noel Road, LB48
Dallas, Texas 75240

Address of Trustee is:
Two International Place, 4th Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Administration

STATE OF ILLINOIS    )
                     )
COUNTY OF LAKE       )

     I, Joyce A. Kiel, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY, that M. Shannan Pratt of HOLLYWOOD CASINO-AURORA, INC., an Illinois corporation, personally known to me to be the Vice President of Operations of said corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged tht as such V. P. of Operations, he or she signed and delivered the said instrument as V. P. of Operations of said corporation, pursuant to authority, given as his or her free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     Given under my hand and notarial seal this 19th day of May, 1999.

                                        /s/ Joyce A. Kiel
                                        -----------------
                                        Notary Public
                                        [SEAL]


My Commission Expires:  3/12/2002

                                   EXHIBIT A
                                   ---------

                               Legal Description


PARCEL 1

THAT PART OF THE SOUTHWEST QUARTER OF SECTION TWENTY-TWO, TOWNSHIP THIRTY-EIGHT NORTH RANGE EIGHT, EAST OF THE THIRD PRINCIPAL MERIDIAN, AND THAT PART OF LOT B IN BLOCK TWO OF ISLAND AVENUE ADDITION TO AURORA, ALL BOUNDED AND DESCRIBED AS
FOLLOWS: COMMENCING AT THE NORTHWESTERLY CORNER OF LOT 12 IN SAID BLOCK 2; THENCE NORTHEASTERLY 8.0 FEET ON THE NORTHEASTERLY EXTENSION OF THE NORTHWESTERLY LINE OF SAID LOT 12 HAVING AN ASSUMED BEARING OF NORTH 54 DEGREES 28 MINUTES 44 SECONDS EAST; THENCE NORTH 52 DEGREES 34 MINUTES 26 MINUTES EAST, A DISTANCE OF 178.6 FEET TO THE SOUTHWESTERLY LINE OF NEW YORK STREET (ALSO KNOWN AS ILLINOIS ROUTE 66 AND U.S. ROUTE 30); THENCE NORTH 39 DEGREES 36 MINUTES 14 SECONDS WEST ON THE SOUTHWESTERLY LINE OF SAID NEW YORK STREET, A DISTANCE OF 13.05 FEET; THENCE NORTH 49 DEGREES 58 MINUTES 46 SECONDS EAST, A DISTANCE OF 66.0 FEET TO THE NORTHEASTERLY LINE OF SAID NEW YORK STREET FOR THE POINT OF BEGINNING; THENCE CONTINUING NORTH 48 DEGREES 58 MINUTES 46 SECONDS EAST, A DISTANCE OF 50.75 FEET TO A POINT OF CURVE; THENCE NORTHEASTERLY TO THE SOUTHWESTERLY, 361.26 FEET ON THE ARC OF A CURVE TANGENT TO THE LAST DESCRIBED COURSE, BEING CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 115.0 FEET WITH A CHORD DISTANCE OF 230.0 FEET AND A CHORD BEARING OF SOUTH 40 DEGREES 01 MINUTES 14 SECONDS EAST, THENCE SOUTH 49 DEGREES 58 MINUTES 46 SECONDS WEST, TANGENT TO THE LAST DESCRIBED CURVE A DISTANCE OF 51.34 FEET TO THE NORTHEASTERLY LINE OF SAID NEW YORK STREET; THENCE NORTH 39 DEGREES 41 MINUTES 03 SECONDS WEST ON THE NORTHEASTERLY LINE OF SAID NEW YORK STREET, A DISTANCE OF 229.46 FEET TO THE POINT OF BEGINNING, ALL IN KANE COUNTY, ILLINOIS.

PARCEL 2:

EASEMENTS FOR THE BENEFIT OF PARCEL 1 AS CREATED BY DECLARATION OF PERMANENT EASEMENTS BY AND BETWEEN AURORA RIVERBOATS, INC., AND THE CITY OF AURORA, ILLINOIS, DATED NOVEMBER 12, 1991 AND RECORDED NOVEMBER 14, 1991 AS DOCUMENT NUMBER 91K62160 AS SET FORTH BELOW:

(A) NON-EXCLUSIVE, IRREVOCABLE AND PERPETUAL EASEMENT FOR INGRESS AND EGRESS TO PROVIDE ACCESS FOR PEDESTRIAN TRAFFIC OVER, UNDER AND UPON THE FOLLOWING DESCRIBED PROPERTY:

THAT PART OF THE SOUTHWEST QUARTER OF SECTION TWENTY-TWO, TOWNSHIP THIRTY-EIGHT NORTH RANGE EIGHT, EAST OF THE THIRD PRINCIPAL MERIDIAN, AND THAT PART OF LOTS "A" AND "B" IN BLOCK TWO OF ISLAND AVENUE ADDITION TO AURORA, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 18, 1913 AS DOCUMENT NO. 134974, ALL BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWESTERLY CORNER OF LOT TWELVE IN SAID BLOCK TWO; THENCE SOUTH 35 DEGREES 31 MINUTES 14 SECONDS EAST ON THE NORTHEASTERLY LINE OF SAID LOT TWELVE AND ITS SOUTHEASTERLY EXTENSION, A DISTANCE OF 194.16 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 35 DEGREES 31 MINUTES 14 SECONDS EAST ON SAID SOUTHEASTERLY EXTENSTION, A DISTANCE OF 48.70 FEET TO THE SOUTHEASTERLY LINE OF SAID LOT "B"; THENCE SOUTH 54 DEGREES 28 MINUTES 46 SECONDS WEST ON THE SOUTHEASTERLY LINE OF SAID LOTS "A" AND "B", A DISTANCE OF 170.07 FEET TO THE NORTHERLY LINE OF GALENA BOULEVARD, (ALSO KNOWN AS ILLINOIS ROUTE 65 AND U.S. ROUTE 30); THENCE NORTH 35 DEGREES 31 MINUTES 45 SECONDS WEST ON THE NORTHERLY LINE OF SAID GALENA BOULEVARD A DISTANCE OF 44.80 FEET TO THE NORTHWESTERLY LINE OF SAID LOT "A"; THENCE NORTH 54 DEGREES 28 MINUTES 46 SECONDS EAST ON THE NORTHWESTERLY LINE OF SAID LOT "A", A DISTANCE OF
150.0 FEET TO THE SOUTHWESTERLY LINE OF SAID LOT "B"; THENCE NORTH 35 DEGREES 31 MINUTES 14 SECONDS WEST ON THE SOUTHWESTERLY LINE OF SAID LOT "B", A DISTANCE OF
3.81 FEET; THENCE NORTH 54 DEGREES 21 MINUTES 23 SECONDS EAST A DISTANCE OF 20.0 FEET TO THE POINT OF BEGINNING ALL IN KANE COUNTY, ILLINOIS.

(B) EXCLUSIVE, IRREVOCABLE AND PERPETUAL EASEMENT FOR INGRESS AND EGRESS AND FOR THE CONSTRUCTION, MAINTENANCE AND USE THEREON OF ANY IMPROVEMENTS ANCILLARY TO THE USE OF PARCEL 1 OVER, UNDER AND UPON THE FOLLOWING DESCRIBED PROPERTY:

THAT PART OF THE SOUTHWEST QUARTER OF SECTION TWENTY-TWO, TOWNSHIP THIRTY-EIGHT NORTH RANGE EIGHT, EAST OF THE THIRD PRINCIPAL MERIDIAN, AND THAT PART OF LOT "B" IN BLOCK TWO OF ISLAND AVENUE ADDITION TO AURORA ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 18, 1913 AS DOCUMENT NO. 134974. ALL BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWESTERLY CORNER OF LOT TWELVE, IN SAID BLOCK TWO; THENCE NORTHEASTERLY 8.0 FEET ON THE NORTHEASTERLY EXTENSION OF THE NORTHWESTERLY LINE OF SAID LOT TWELVE, HAVING AN ASSUMED BEARING OF NORTH 54 DEGREES 28 MINUTES 44 SECONDS EAST; THENCE NORTH 52 DEGREES 34 MINUTES 26 SECONDS EAST A DISTANCE OF 178.60 FEET TO THE SOUTHERLY LINE OF NEW YORK STREET BRIDGE (ALSO KNOWN AS ILLINOIS ROUTE 65 AND U.S. ROUTE 30) FOR THE POINT OF BEGINNING. THENCE NORTH 39 DEGREES 36 MINUTES 14 SECONDS WEST ON THE SOUTHERLY LINE OF SAID NEW YORK STREET BRIDGE A DISTANCE OF 13.05 FEET; THENCE NORTH 49 DEGREES 58 MINUTES 56 SECONDS EAST A DISTANCE OF 66.60 FEET TO THE NORTHERLY LINE OF SAID NEW YORK STREET BRIDGE; THENCE SOUTH 39 DEGREES 41 MINUTES
03 SECONDS EAST ON THE NORTHERLY LINE OF SAID NEW YORK STREET BRIDGE A DISTANCE OF 229.46 FEET; THENCE SOUTH 49 DEGREES 58 MINUTES 46 SECONDS WEST A DISTANCE OF
66.49 FEET TO THE SOUTHERLY LINE OF SAID NEW YORK STREET BRIDGE; THENCE NORTH 39 DEGREES 36 MINUTES 14 SECONDS WEST ON THE SOUTHERLY LINE OF SAID NEW YORK STREET BRIDGE, A DISTANCE OF 216.55 FEET TO THE POINT OF BEGINNING, ALL IN KANE COUNTY, ILLINOIS.

(C) NON-EXCLUSIVE, IRREVOCABLE AND PERPETUAL EASEMENT TO PROVIDE ACCESS FOR PEDESTRIAN TRAFFIC OVER, UNDER AND UPON THE FOLLOWING DESCRIBED PROPERTY:

THAT PART OF THE SOUTHWEST QUARTER OF SECTION TWENTY-TWO, TOWNSHIP THIRTY-EIGHT NORTH RANGE EIGHT, EAST OF THE THIRD PRINCIPAL MERIDIAN, AND THAT PART OF LOT "B" IN BLOCK TWO OF ISLAND AVENUE ADDITION TO AURORA ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 18, 1913 AS DOCUMENT NO. 134974. ALL BOUNDED AND DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHWEST CORNER OF LOT TWELVE IN SAID BLOCK TWO; THENCE NORTHEASTERLY 8.0 FEET ON THE NORTHEASTERLY EXTENSION OF THE NORTHWESTERLY LINE OF SAID LOT TWELVE, HAVING AN ASSUMED BEARING OF NORTH 54 DEGREES 28 MINUTES 44 SECONDS EAST; THENCE NORTH 52 DEGREES 34 MINUTES 26 SECONDS EAST A DISTANCE OF 178.60 FEET TO THE SOUTHERLY LINE OF NEW YORK STREET BRIDGE (ALSO KNOWN AS ILLINOIS ROUTE 65 AND U.S. ROUTE 30); THENCE SOUTH 39 DEGREES 36 MINUTES 14 SECONDS EAST, ALONG THE SOUTHERLY LINE OF SAID NEW YORK STREET BRIDGE, A DISTANCE OF 16.05 FEET; THENCE SOUTH 54 DEGREES 20 MINUTES 19 SECONDS WEST A DISTANCE OF 187.67 FEET TO THE NORTHEASTERLY LINE OF SAID LOT TWELVE; THENCE NORTH 35 DEGREES 31 MINUTES 14 SECONDS WEST ON THE NORTHEASTERLY LINE OF SAID LOT TWELVE, A DISTANCE OF 10.53 FEET TO THE POINT OF BEGINNING, ALL IN KANE COUNTY, ILLINOIS.

ALSO

THAT PART OF THE SOUTHWEST QUARTER OF SECTION TWENTY-TWO, TOWNSHIP THIRTY-EIGHT NORTH, RANGE EIGHT, EAST OF THE THIRD PRINCIPAL MERIDIAN, AND THAT PART OF LOT "B" IN BLOCK TWO OF ISLAND AVENUE ADDITION TO AURORA, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 18, 1913 AS DOCUMENT NO. 134974, ALL BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWESTERLY CORNER OF LOT TWELVE IN SAID BLOCK TWO; THENCE SOUTH 35 DEGREES 31 MINUTES 14 SECONDS EAST ON THE NORTHEASTERLY LINE OF SAID LOT TWELVE AND ITS SOUTHEASTERLY EXTENSION, A DISTANCE OF 194.16 FEET TO THE POINT OF BEGINNING; THENCE NORTH 54 DEGREES 21 MINUTES 23 SECONDS EAST A DISTANCE OF 57.49 FEET; THENCE NORTH 35 DEGREES 38 MINUTES 37 SECONDS WEST A DISTANCE OF 8.35 FEET; THENCE NORTH 54 DEGREES 21 MINUTES 23 SECONDS EAST A DISTANCE OF 130.30 FEET; THENCE SOUTH 39 DEGREES 34 MINUTES 23 SECONDS EAST A DISTANCE OF 25.72 FEET; THENCE SOUTH 49 DEGREES 58 MINUTES 46 SECONDS EAST A DISTANCE OF 190.21 FEET TO THE SOUTHEASTERLY EXTENSION OF THE NORTHEASTERLY LINE OF SAID LOT TWELVE; THENCE NORTH 35 DEGREES 31 MINUTES 14 SECONDS WEST ON THE SOUTHEASTERLY EXTENSION OF THE NORTHEASTERLY LINE OF SAID LOT TWELVE, A DISTANCE OF 32.21 FEET TO THE POINT OF BEGINNING, ALL IN KANE COUNTY, ILLINOIS.

ALSO

THAT PART OF THE SOUTHWEST QUARTER OF SECTION TWENTY-TWO, TOWNSHIP THIRTY-EIGHT NORTH, RANGE EIGHT, EAST OF THE THIRD PRINCIPAL MERIDIAN, AND THAT PART OF LOT "B" IN BLOCK TWO OF ISLAND AVENUE ADDITION TO AURORA, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 18, 1913 AS DOCUMENT NO. 134974. ALL BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWESTERLY CORNER OF LOT TWELVE IN SAID BLOCK TWO; THENCE NORTHEASTERLY 8.0 FEET ON THE NORTHEASTERLY EXTENSION OF THE NORTHWESTERLY LINE OF SAID LOT TWELVE, HAVING AN ASSUMED BEARING OF NORTH 54 DEGREES 28 MINUTES 44 SECONDS EAST; THENCE NORTH 52 DEGREES 34 MINUTES 26 SECONDS EAST A DISTANCE OF 178.60 FEET TO THE SOUTHERLY LINE OF NEW YORK STREET BRIDGE, (ALSO KNOWN AS ILLINOIS ROUTE 65 AND U.S. ROUTE 30), FOR THE POINT OF BEGINNING; THENCE SOUTH 39 DEGREES 36 MINUTES 14 SECONDS EAST ALONG THE SOUTHERLY LINE OF SAID NEW YORK STREET BRIDGE, A DISTANCE OF 216.55 FEET; THENCE SOUTH 49 DEGREES 58 MINUTES 46 SECONDS WEST A DISTANCE OF 12.79 FEET; THENCE NORTH 39 DEGREES 34 MINUTES 23 SECONDS WEST A DISTANCE OF 83.49 FEET; THENCE NORTH 35 DEGREES 22 MINUTES 07 SECONDS WEST A DISTANCE OF 2.0 FEET; THENCE SOUTH 54 DEGREES 37 MINUTES 53 SECONDS WEST A DISTANCE OF 1.0 FEET; THENCE NORTH 35 DEGREES 22 MINUTES 07 SECONDS WEST A DISTANCE OF 27.51 FEET; THENCE NORTH 31 DEGREES 16 MINUTES 11 SECONDS WEST A DISTANCE OF 42.76 FEET; THENCE SOUTH 54 DEGREES 37 MINUTES 53 SECONDS WEST A DISTANCE OF 1.0 FEET; THENCE NORTH 35 DEGREES 22 MINUTES 07 SECONDS WEST A DISTANCE OF 4.0 FEET; THENCE NORTH 39 DEGREES 43 MINUTES 09 SECONDS WEST A DISTANCE OF 22.48 FEET; THENCE SOUTH 52 DEGREES 34 MINUTES 26 SECONDS WEST A DISTANCE OF 22.48 FEET; THENCE SOUTH 52 DEGREES 34 MINUTES 26 SECONDS WEST A DISTANCE OF 11.66 FEET; THENCE NORTH 39 DEGREES 43 MINUTES 09 SECONDS WEST A DISTANCE OF 35.03 FEET TO THE SOUTHEASTERLY LINE OF STOLP AVENUE; THENCE NORTH 52 DEGREES 34 MINUTES 26 SECONDS EAST A DISTANCE OF 17.42 FEET TO THE POINT OF BEGINNING, ALL IN KANE COUNTY, ILLINOIS.

PARCEL 3:

The estate or interest in the land described or referred to in this Commitment and covered herein is a Leasehold Estate, as leasehold estate is defined in paragraph 1 (H) of the conditions and stipulations of the ALTA Leasehold Policy, created by the instrument herein referred to as the Lease, executed by The City of Aurora and consented to by The Aurora Metropolitan Exposition Auditorium AND Office Building Authority, as Lessor, and Aurora Riverboats, Inc., as Lessee, dated June 04, 1991, a memorandum of which was recorded November 14, 1991 as Document No. 91K62158, demising the land for a term for 30 years with one or more 5 year extensions not to exceed 99 years as more fully set forth in the lease, demising the following described land:

THAT PART OF LOT 1 AND LOTS 2,3,4,5 AND 6, IN BLOCK 1 OF WILDER'S AMENDED ADDITION TO WEST AURORA COMPLETED, PART OF C. HOYT'S SUBDIVISION OF THAT PART OF BLOCK 1, IN THE ORIGINAL TOWN OF WEST AURORA, LYING EAST OF RIVER STREET AND NORTH OF MILL STREET, LOTS 1,2,16, AND THE ALLEY ADJACENT THERETO OF HOYT AND BROTHER CO., SUBIDIVISION, COUNSEL STREET AND VACATED COUNCIL STREET ALL DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST WESTERLY CORNER OF LOT 1 IN BLOCK 1 OF SAID WILDER'S AMENDED ADDITION, BEGIN ON THE SOUTHEASTERLY LINE OF RIVER STREET; THENCE NORTHEASTERLY ALONG SAID SOUTHEASTERLY LINE 256.0 FEET TO THE NORTHERLY CORNER OF LOT 2 IN SAID HOYT AND BROTHER CO., SUBDIVISION; THENCE SOUTHEASTERLY ALONG THE NORTHEASTERLY LINE OF LOT 2 IN SAID HOYT AND BROTHERS CO., SUBDIVISION 80.0 FEET TO THE EASTERLY CORNER THEREOF; THENCE SOUTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 196 DEGREES 41 MINUTES 26 SECONDS WITH THE LAST DESCRIBED COURSE (MEASURED COUNTER-CLOCKWISE THEREFROM) 20.88 FEET TO THE MOST NORTHERLY CORNER OF SAID LOT 16; THENCE SOUTHEASTERLY ALONG THE NORTHEASTERLY LINE OF SAID LOT 16, 125.66 FEET TO THE NORTHWESTERLY CORNER OF A TRACT OF LAND CONVEYED TO THE FOX VALLEY PARK DISTRICT BY DISTRICT BY DOCUMENT 1672103; THENCE SOUTHWESTERLY ALONG A NORTHWESTERLY LINE OF SAID TRACT FORMING AN ANGLE OF 80 DEGREES 57 MINUTES 03 SECONDS WITH THE LAST DESCRIBED COURSE (MEASURED COUNTER-CLOCKWISE THEREFROM) 28.0 FEET TO AN ANGLE IN SAID NORTHWESTERLY LINE; THENCE SOUTHEASTERLY AT RIGHT ANGLES TO THE LAST DESCRIBED COURSE 24.0 FEET; THENCE SOUTHWESTERLY AT RIGHT ANGLES TO THE LAST DESCRIBED COURSE 198.94 FEET; THENCE SOUTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 53 DEGREES 30 MINUTES 42 SECONDS WITH THE PROLONGATION OF THE LAST DESCRIBED COURSE (MEASURED COUNTER-CLOCKWISE THEREFORM) 24.54 FEET TO THE NORTHEASTERLY LINE OF GALENA BOULEVARD AS EASTABLISHED BY COUNTY COURT PROCEEDING KNOWN AS CASE NUMBER 5190; THENCE NORTHWESTERLY ALONG THE NORTHEASTERLY LINE OF SAID GALENA BOULEVARD 242.42 FEET TO AN ANGLE IN SAID NORTHEASTERLY LINE; THENCE NORTHWESTERLY ALONG SAID NORTHEASTERLY LINE 46.09 FEET TO THE POINT OF BEGINNING, IN THE CITY OF AURORA, KANE COUNTY ILLINOIS.

PARCEL 4:

The estate or interest in the land described or referred to in this Commitment and covered herein is a Leasehold Estate, as leasehold estate is defined in paragraph 1 (H) of the conditions and stipulations of the ALTA Leasehold Policy, created by the instrument herein referred to as the Lease, executed by The City of Aurora and consented to by The Aurora Metropolitan Exposition Auditorium AND Office Building Authority, as Lessor, and Hollywood Casino-Aurora Inc., as Lessee, dated June 12, 1995, a memorandum of which was recorded October 24, 1995 as Document No. 95K63744, which demises the land for a term of 30 years with four 5 year extensions as more fully set forth in the lease, demising the following described land:

LOTS 1,2,3,4,5,6,7,8,9,10,11,12, AND PARTS OF LOTS A AND B IN BLOCK 2 OF ISLAND AVENUE ADDITION TO AURORA, AND THAT PART OF THE SOUTHWEST 1/4 OF SECTION 22, TOWNSHIP 38 NORTH, RANGE 8 EAST OF THE THIRD PRINCIPAL MERIDIAN DESCRIBED AS
FOLLOWS: BEGINNING AT THE MOST WESTERLY CORNER OF SAID LOT 9 AT THE NORTHEAST CORNER OF ISLAND AVENUE AND GALENA BOULEVARD (FORMERLY MAIN STREET); THENCE NORTHEASTERLY ALONG THE NORTHWESTERLY LINES OF SAID LOTS 9,10,11 AND 12 TO THE MOST NORTHERLY CORNERLY OF SAID LOT 12; THENCE NORTHEASTERLY 8.0 FEET ON A NORTHEASTERLY EXTENSION OF SAID NORTHWESTERLY LINE OF SAID LOT 12; THENCE NORTHEASTERLY AT AN ANGLE OF 178 DEGREES 05 MINUTES 40 SECONDS MEASURED CLOCKWISE FROM THE LAST DESCRIBED COURSE, 178.6 FEET; THENCE NORTHWESTERLY AT AN ANGLE OF 87 DEGREES 49 MINUTES 20 SECONDS MEASURED CLOCKWISE FROM THE LAST DESCRIBED COURSE, 13.06 FEET; THENCE NORTHEASTERLY AT AN ANGLE OF 90 DEGREES 25 MINUTES MEASURED COUNTER-CLOCKWISE FROM THE LAST DESCRIBED COURSE 117.35 FEET:
THENCE NORTHEASTERLY, EASTERLY, SOUTHEASTERLY, SOUTHERLY AND SOUTHWESTERLY
361.28 FEET ON THE ARC OF A CURVE TO THE RIGHT TANGENT TO THE LAST DESCRIBED COURSE HAVING A RADIUS OF 115.0 FEET, THRU A CENTRAL ANGLE OF 180 DEGREES 00 MINUTES; THENCE SOUTHWESTERLY ALONG A LINE TANGENT TO THE LAST DESCRIBED CURVE,
321.6 FEET TO A LINE PARALLEL WITH AND 170.0 FEET NORTHERLY OF, AS MEASURED AT RIGHT ANGLES THEREFROM THE NORTHEASTERLY LINE OF GALENA BOULEVARD, SUCH PARALLEL LINE ALSO BEING A SOUTHEASTERLY EXTENSION OF THE NORTHEASTERLY LINE OF SAID LOT 12; THENCE SOUTHEASTERLY ALONG SAID EXTENSIONS OF THE NORTHEASTERLY LINE OF SAID LOT 12 TO A LINE (HEREAFTER REFERRED TO AS LINE A) DRAWN FROM A POINT ON THE NORTHEASTERLY LINE OF GALENA BOULEVARD 44.18 FEET SOUTHEASTERLY OF THE SOUTHWEST CORNER OF SAID LOT A, SAID LINE A MEASURED NORTHEASTERLY AT AN ANGLE OF 88 DEGREES 19 MEASURED CLOCKWISE FROM SAID NORTHERLY LINE OF GALENA BOULEVARD; THENCE SOUTHWESTERLY ALONG LINE A, 170.07 FEET TO THE NORTHEAST LINE OF GALENA BOULEVARD; THENCE NORTHWESTERLY ALONG THE NORTHEASTERLY LINE OF GALENA BOULEVARD, BEING THE SOUTHWESTERLY LINES OF LOTS 1,2,3,4,5,6,7,8, AND 9 AND PART OF LOT A, 242.8 FEET TO THE POINT OF BEGINNING, (EXCEPT THAT PART DESCRIBED AS
FOLLOWS: THAT PART OF THE SOUTHWEST 1/4 OF SECTION 22, TOWNSHIP 38 NORTH, RANGE 8, EAST OF THE THIRD PRINCIPAL MERIDIAN DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWESTERLY CORNER OF LOT 12 IN SAID BLOCK 2; THENCE NORTHEASTERLY 8.0 FEET ON THE NORTHEASTERLY EXTENSION OF THE NORTHWESTERLY LINE OF SAID LOT 12 HAVING AN ASSUMED BEARING OF NORTH 54 DEGREES 28 MINUTES 44 SECONDS EAST, THENCE NORTH 52 DEGREES 34 MINUTES 26 SECONDS EAST, A DISTANCE OF 178.6 FEET TO THE SOUTHWESTERLY LINE OF NEW YORK STREET (ALSO KNOWN AS ILLINOIS ROUTE 66 AND U.S. ROUTE 30); THENCE NORTH 39 DEGREES 36 MINUTES 14 SECONDS WEST ON THE SOUTHWESTERLY LINE OF SAID NEW YORK STREET, A DISTANCE OF 13.05 FEET; THENCE NORTH 49 DEGREES 58 MINUTES 56 SECONDS EAST, A DISTANCE OF 66.0 FEET TO THE NORTHEASTERLY LINE OF SAID NEW YORK STREET FOR THE POINT OF BEGINNING; THENCE CONTINUING NORTH 48 DEGREES 58 MINUTES 46 SECONDS EAST A DISTANCE OF 50.75 FEET TO A POINT OF CURVE; THENCE NORTHEASTERLY TO THE SOUTHWESTERLY 361.26 FEET ON THE ARC OF A CURVE TANGENT TO THE LAST DESCRIBED COURSE, BEING CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 115.0 FEET WITH A CHORD DISTANCE OF 230.0 FEET AND A CHORD BEARING OF SOUTH 40 DEGREES 01 MINUTES 14 SECONDS EAST, THENCE SOUTH 49 DEGREES 58 MINUTES 46 SECONDS WEST, TANGENT TO THE LAST DESCRIBED CURVE A DISTANCE OF 51.34 FEET TO THE NORTHEASTERLY LINE OF SAID NEW YORK STREET; THENCE NORTH 39 DEGREES 41 MINUTES 03 SECONDS WEST ON THE NORTHEASTERLY LINE OF SAID NEW YORK STREET, A DISTANCE OF 229.46 FEET TO THE POINT OF BEGINNING) ALL IN THE CITY OF AURORA, KANE COUNTY, ILLINOIS.

P.I.N.:  15-22-330-009
         15-22-302-019
         15-22-330-008
         15-22-330-010
         15-22-302-021
         15-22-302-022

Commonly known as: 49 West Galena Boulevard
                   Aurora, IL 60506

                                   EXHIBIT B
                                   ---------

                            Permitted Encumbrances


     1. Liens on the assets of the Company and any Guarantor created by the Indenture and the Collateral Documents securing the Notes and the Note Guarantees;

     2.   Liens in favor of the Company or the Guarantors;

     3. Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

     4. Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

     5. Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     6. Liens to secure Indebtedness permitted by clause (a) of Section 4.09 of the Indenture covering only inventory and accounts receivable;

     7. Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (d) of the second paragraph of Section 4.09 of the Indenture covering only the assets acquired with such Indebtedness;

     8.   Liens of record on the date of the Indenture;

     9. Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor;

     10. Liens arising from UCC financing statements regarding property leased by the Company or any of its Restricted Subsidiaries;

     11. Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law or in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if:

     (a) the underlying Obligations are not overdue for a period of more than 60 days, or

     (b) such Liens are being contested in good faith and by appropriate proceedings by the Company and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP, and

     (c) the Company is in compliance with the terms of the security documents applicable to such Liens;

     12. A Lien on a vessel to secure FF&E Financing or Capital Lease Obligations in accordance with Section 4.09(d) of the Indenture where (a) the creditor under such FF&E Financing or Capital Lease Obligations agrees to release such Lien upon satisfaction of the Obligations under such FF&E Financing or Capital Lease Obligations, (b) the creditor under such FF&E Financing or Capital Lease Obligations agrees to release such Lien upon payment of the proceeds from the sale of such vessel attributable to such FF&E Financing or Capital Lease Obligations, (c) the creditor under such FF&E Financing or Capital Lease Obligations acknowledges that such Lien does not create rights on the hull or other equipment constituting such vessel, but shall be limited to the FF&E specifically identified in such creditor's financing or lease and Lien documents, (d) such Lien is expressly subject and subordinate to the Liens granted in favor of the Trustee, (e) the creditor under such FF&E Financing or Capital Lease Obligations agrees to promptly notify the Trustee of the occurrence of any event of default under such creditor's financing or lease documents, and (f) the creditor under such FF&E Financing or Capital Lease Obligations acknowledges and agrees that it has no right to possess or use such vessel or anything on board such vessel, except for its right to come on board the vessel to inspect the related FF&E and, after the occurrence and continuance of an event of default under such creditor's financing or lease documents, to remove or repossess the subject FF&E, provided that such creditor's efforts to remove or repossess such FF&E shall be commercially reasonable and shall not damage the vessel, its hull or any other equipment constituting such vessel;

     13. Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations that do not exceed Five Million Dollars ($5,000,000) at any one time outstanding.

     14. Liens incurred and pledges made in the ordinary course of business in connection with worker's compensation, unemployment insurance and Social Security benefits.

                                   EXHIBIT C
                                   ---------

                                    Leases

     1. NIC Redevelopment Lease dated as of June 12, 1995 by and among Aurora Metropolitan Exposition, Auditorium and Office Building Authority, Hollywood Casino-Aurora, Inc. and the City of Aurora (a memorandum of which was recorded October 24, 1995 as Document Number 95K063744 in the official public records of real property of Kane County, Illinois).

     2. Parking Lease Agreement dated as of June 4, 1991 by and between the City of Aurora and Aurora Riverboats, Inc., predecessor to Hollywood Casino-Aurora, Inc. (a memorandum of which was recorded November 14, 1991 as Document Number 91K62158 in the official public records of real property of Kane County, Illinois).